UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2020

COUNTERPATH CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-35592

(Commission File Number)

20-0004161

(IRS Employer Identification No.)

Suite 300, One Bentall Centre, 505 Burrard Street, Vancouver, British Columbia, Canada V7X 1M3

(Address of principal executive offices and Zip Code)

(604) 320-3344

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CPAH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to subscription agreements that we entered into on June 8, 2020, we agreed to sell an aggregate of 284,902 shares of our common stock under a non-brokered private placement at a price of US$3.51 per share for total gross proceeds of US$1,000,006. We issued these shares effective June 10, 2020.

Wesley Clover International Corporation purchased 142,451 shares of our common stock in the private placement. Dr. Terence H. Matthews, the Chairman and a director our company, owns 99.999% of the issued and outstanding voting shares of Wesley Clover International Corporation.  KMB Trac Two Holdings Ltd. purchased 142,451 shares of our common stock in the private placement. Karen Bruk is the sole shareholder of KMB Trac Two Holdings Ltd. and Steven Bruk, a director of our company, is Karen Bruk's spouse.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.  We issued the shares to two subscribers who represented that they were not US persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction pursuant to Regulation S and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01. Other Events

As previously disclosed, on December 16, 2019, we received a letter from the listing qualifications department staff of the NASDAQ Stock Market ("NASDAQ") notifying us that the stockholders' equity of $1,922,675 as reported in our Quarterly Report on Form 10-Q for the period ended October 31, 2019 was below the minimum stockholders' equity of $2,500,000. The minimum stockholders' equity of $2,500,000 is required for continued listing on the NASDAQ Capital Market as set forth in NASDAQ listing rule 5550(b)(1), and as of December 13, 2019, we did not meet the alternatives of market value of listed securities or net income from continuing operations.

We believe that we have regained compliance with the minimum stockholders' equity requirement as set forth in NASDAQ listing rule 5550(b)(1) as a result of the closing of the private placement on June 10, 2020 described above. NASDAQ will continue to monitor our ongoing compliance with the minimum stockholders' equity requirement and, if at the time of our next periodic report our company does not evidence compliance with the minimum stockholders' equity requirement, we may be subject to delisting. There can be no assurance that our company will be able to maintain compliance with the minimum stockholders' equity requirement.

Item 7.01  Regulation FD Disclosure.

A News Release dated June 11, 2020 is furnished herewith.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Subscription Agreement.

99.1	News Release dated June 11, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUNTERPATH CORPORATION

By:	/s/ Karen Luk
Karen Luk
Vice President of Finance, Treasurer and Secretary

Dated:	June 11, 2020